Sun Life Insurance and Annuity Company of New York

(hereinafter referred to as "the Company")

MASTER APPLICATION for CORPORATE LIFE INSURANCE

1. Corporation Name: ____________________________________________________________________________

2. Address: _____________________________________________________________________________________

COVERAGE SELECTION

3. Application for Life Insurance to Sun Life Insurance and Annuity Company of New York

  Sun Life Large Case VUL (Flexible Premium Variable Universal Life Insurance)
  Futurity Corporate VUL (Flexible Premium Variable Universal Life Insurance)

❒ Other:

4. Death Benefit Option:

Sun Life Large Case VUL

❒ Option A (Specified Face Amount)

❒ Option B (Specified Face Amount plus Gross Cash Surrender Value)

❒ Option C (Specified Face Amount plus Cumulative Premiums Paid)

Futurity Corporate VUL

❒ Option A (Specified Face Amount)

❒ Option B (Specified Face Amount plus Account Value)

5. Premium Mode: ❒ Annual ❒ Semi-Annual

6. Issue Date Requested: ___________________

7. Definition of Life Insurance Test to be Used: ❒ Cash Value ❒ Guideline Premium (available on Futurity Corporate VUL only)

8. Conditions of Insurability: _______________________________________________________________________________

___________________________________________________________________________________________________

See Attached Schedule of Insurance for amounts and Insureds

BENEFICIARY AND OWNER DESIGNATION

9. Beneficiary Designation: _______________________________________________________________________________

___________________________________________________________________________________________________ Relationship: ________________________________________________________________________________________

10. Owner: _____________________________________________________________________________________________

Address: ____________________________________________________________________________________________

Relationship: ____________________ S.S.# or Tax I.D.# _________________

11. In connection with the policies applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer? ❒ Yes ❒ No

If yes, provide details: _________________________________________________________________________________

___________________________________________________________________________________________________

Schedule of Insurance

This section is to be completed by the Owner/Applicant with the Insured's Name, Social Security Number and the amount of insurance issued on the insured.

A separate Schedule (census) with the signature of the Owner/Applicant on each page can be used in place of this page.

Insured's Name (Last, First)	Social Security Number	Specified Face Amount	Additional Protection Benefit Face Amount	Comments

__________________________________________________________________

Signature of Applicant/Owner Date

SIGNATURE SECTION

DECLARATION:

By signing this application, I/we understand and agree that:

a) all statements and answers in this application are true and complete to my/our best knowledge and belief. The information provided in this application will be used by the Insurer (the "Company") to which this Application is submitted to form the basis for, and become part of, any life insurance policy to be issued;

b) no life insurance coverage shall take effect until the policy applied for herein has actually been issued and delivered to the Owner and the initial premium is received by the Company. No coverage shall take effect, in any case, unless all "Conditions of Insurability", continues to be true and complete, brought current to the time of policy delivery;

c) no licensed sales representative or other person except the Company President, Secretary or a Vice President has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any of the terms or requirements of any application or life insurance policy;

d) In accepting coverage, I/we also accept any corrections and amendments made by the Company. No change in plan, amount, benefits, age at issue or classification can be made without my/our written consent in the form of an Alteration of Application. However, the Company may change non-guaranteed elements of the coverage at its sole discussion;

e) the Owner shall have the right, without the consent of the Insured being required, to make written requests, from time to time, to change the face amount of life insurance coverage;

f) any illustration prepared in connection with this application does not form a part of any life insurance policy which may be issued. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, may be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance. Future performance will depend on investment, mortality, expense and other experience of the Company. Future performance will also be affected by any future changes in the credited rate of interest, cost of insurance rates or other expense charges for the life insurance policy. I/we acknowledge that any such future changes may be made at the Company's sole discretion;

g) all the policy features, including the financial impact of the Specified Face Amount / APB Face Amount mix selected, have been reviewed with me by the Sales Representative whose name is listed below;

h) in connection therewith, it is expressly acknowledged that the policy(ies), as applied for is/are suitable for the insurance needs and anticipated financial objectives of the undersigned;

SUITABILITY:

I/we also hereby understand and agree that all values and benefits provided by the life insurance policy(ies) applied for are based on the investment experience of a separate account and are not guaranteed, such that:

  THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY'S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
  THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
  THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
  THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.

I/we also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life policy and also a prospectus for each of the underlying investment options. I understand that an illustration of benefits, including death benefits, policy values and cash surrender values is available upon request.

___________________________________________________________________

Signature of Applicant/Owner Date

___________________________________________________________________ ______________________________

Signature of Witness/Sales Representative Sales Representative License Number

LICENSED SALES REPRESENTATIVES'S REPORT

1. In connection with the policies applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer? ❒ Yes ❒ No

If yes, provide details and any necessary forms._________________________________________________________

______________________________________________________________________________________________

2. Based on your reasonable inquiry about the applicant's financial situation, insurance objectives and needs, do you believe that the policy, including the Specified Face Amount / APB Face Amount mix as applied for, is suitable for the insurance needs, the services to be provided and anticipated financial objectives of the Owner? ❒ Yes ❒ No

3. To whom shall premium notices and correspondence be sent (if other than the Owner):

________________________________________________________________

________________________________________________________________

________________________________________________________________

4. Licensed Sales Representatives who will share commissions:

Name License Number Share %

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

_____________________________________ ______________________ ______________

I, certify:

Print name

1. That the questions contained in this application were asked of the Applicant and that I have truly and accurately recorded all the information supplied by the Applicant.

2. That I have reviewed with the Applicant all the policy features, including the availability of the financial impact of the Specified Face Amount / APB Face Amount mix selected.

3. That a current prospectus for the policy applied for and for each of the underlying investment companies of the various sub-accounts has been given to the Applicant.

4. That all answers made by me in the above Licensed Sales Representative's report are true and complete to the best of my knowledge and belief.

_________________________________________________ ____________________

Signature of Licensed Sales Representative Date